EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Occidental Petroleum Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-64719, 333-55404, 333-63444, 333-78031, 333-83124, 333-96951, 333-104827, 333-124732, 333-142705 and 333-176308) on Forms S-3 and S-8 of Occidental Petroleum Corporation of our reports dated February 26, 2013, with respect to the consolidated balance sheets of Occidental Petroleum Corporation as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Occidental Petroleum Corporation.

/s/ KPMG LLP

Los Angeles, California
February 26, 2013